IRREVOCABLE UNDERTAKING

To: Hill International SA;
20, Avenue Monterey
L-2163 Luxembourg

and

Hill International Inc.
303 Lippincott Centre
Marlton, NJ 08053
USA

and

Ernst & Young LLP
1 More London Place
London SE1 2AF

20th July 2006

Offer for James R Knowles (Holdings) plc

1. **Interpretation**

In this agreement:

"**Act**" means the Companies Act 1985;

"**AIM Rules**" means the rules relating to the admission of securities to trading on AIM as published by the London Stock Exchange from time to time;

"**Business Day**" means a day other than a day which is a Saturday, Sunday or public holiday in England;

"**Code**" means the City Code on Takeovers and Mergers;

"**Company**" means James R Knowles (Holdings) plc, registered number 01920926;

"**E&Y**" means Ernst & Young LLP;

"**Group**" means the Company and its subsidiary undertakings (as defined in section 258 of the Act) and associated undertakings (as defined in paragraph 20 of Schedule 4A to the Act);

"**Hill Inc.**" means Hill International Inc. the holding company of the Offeror;

"**London Stock Exchange**" means the London Stock Exchange plc;

"**Offer**" means a takeover offer (within the meaning of section 428 of the Act for shares in the Company proposed to be made by or on behalf of the Offeror on terms approved by the board of the Company and shall include any revision or variation in the terms of the Offer on terms approved by the board of the Company which are in the reasonable opinion of E&Y no less favourable than the terms set out in the Press Announcement;

"**Offer Document**" means the formal document to be posted by the Offeror to the Company's shareholders containing the terms and conditions of the Offer;

"**Offeror**" means Hill International SA, a wholly owned subsidiary of Hill Inc.;

"**Option Shares**" has the meaning set out in clause 3.1(b);

"**Ordinary Shares**" means ordinary shares of 5p each in the capital of the Company;

"**Panel**" means the Panel on Takeovers and Mergers;

"**Press Announcement**" means the press announcement in respect of the Offer materially and substantially in the form attached to this agreement;

"**RIS**" means a regulatory information service as defined in the AIM Rules; and

"**Shares**" means the Ordinary Shares, details of which are set out in the schedule to this agreement;

2. Undertakings

2.1 Active Capital Trust PLC (the "**Shareholder**"), the undersigned, irrevocably and unconditionally covenants and undertakes in consideration of the sum of £1.00 (receipt of which is hereby acknowledged) to each of the Offeror, Hill Inc. and E&Y that, subject to the Offeror announcing the Offer substantively on the terms and conditions set out or referred to in the Press Announcement:

(a) it shall as soon as possible and in any event within fourteen days after the posting of the Offer Document duly instruct its custodians to accept or procure acceptance of the Offer in accordance with its terms in respect of the Shares;

(b) notwithstanding that the terms of the Offer Document will confer rights of withdrawal on accepting shareholders, the Shareholder shall not withdraw any acceptance of the Offer in respect of the Shares or any of them and shall procure that no rights to withdraw any acceptance in respect of such Shares are exercised;

(c) the Shares shall be acquired by the Offeror free from all liens, charges, options, equities and encumbrances, and together with all rights now or hereafter attaching thereto, including the right to all dividends or other distributions hereafter declared, made or paid;

(d) the Shareholder shall not, prior to the closing, lapse or withdrawal of the Offer:

(i) sell, transfer, charge, encumber, grant any option over or otherwise dispose of or permit the sale, transfer, charging or other disposition or creation or grant of any other encumbrance or option of or over all or any of such Shares or interest in such Shares except under the Offer, or accept any other offer in respect of all or any of such Shares whether conditionally or unconditionally (by whatever means the same is to be implemented) except as indicated in 2.2 below;

(ii) (other than pursuant to the Offer) enter into any agreement or arrangement with any person or permit any agreement or arrangement to be entered into or incur any obligation or permit any obligation to arise to do all or any of the acts referred to in paragraph (e)(i) above or

enter into any negotiations concerning or with a view to any such agreement or arrangement;

(e) prior to the closing or lapse or withdrawal of the Offer, the Shareholder shall not, without the consent of the Offeror, convene, or requisition or join in requisitioning, any general or class meeting of the Company;

(f) prior to the closing, lapse or withdrawal of the Offer, the Shareholder shall not directly or indirectly solicit or encourage any person other than the Offeror to make any offer for any shares or other securities of the Company or take any action or make any omission which would or is intended to have the effect of preventing any of the conditions of the Offer from being fulfilled and the Shareholder shall not knowingly take any action which is prejudicial to the successful outcome of the Offer;

(g) prior to the closing or lapse of the Offer, the Shareholder will not acquire any shares or other securities of the Company unless such shares, securities or interest (as the case may be) shall be deemed to be included in the expression **"Shares"** for the purposes of this undertaking;

Provided always that the provisions of paragraphs 2.1(f), and (g) above shall not apply to the extent that the Panel rules that the provisions of any such paragraph have the effect of transferring general control over voting rights in the Shares to the Offeror.

2.2 All of the Shareholder's obligations under this letter shall lapse and shall cease to be enforceable upon the announcement in accordance with Rule 2.5 of the Code of a higher competing offer in respect of the shares in the Company which represents, in its reasonable opinion, an increase in value of greater than 10 per cent. to the offer price per Share as detailed in the Press Announcement.

3. Warranties

3.1 The Shareholder warrants and represents to each of the Offeror and E&Y as follows:

(a) it is the registered holder and beneficial owner of (or otherwise able to procure the transfer of) the Shares and it is now able and has all relevant rights and authority to and, upon the Offer being made, will be able to instruct its custodians to accept or procure the acceptance of the Offer in respect of the Shares and otherwise perform all its obligations under this undertaking.

3.2 power of attorney granted under this paragraph 4.

4. General

4.1 The Shareholder irrevocably consents to the issue of a press announcement incorporating references to this undertaking substantially in the terms set out in the Press Announcement. The Shareholder understands that, if the Offer is made, this undertaking will be made available for inspection during the Offer period and that particulars of it will be contained in the Offer Document. The Shareholder undertakes to provide you with all such further information in relation to its interest and that of any person connected with it as you may require in order to comply with the requirements of the Panel and any other legal or regulatory requirements for inclusion in the Offer Document (or any other document required in connection with the Offer).

4.2 This undertaking shall not oblige the Offeror or E&Y to announce or make the Offer but shall cease to have any effect if the Offeror or E&Y shall not have released the Press Announcement to an RIS within five Business Days from the date of this undertaking.

4.3 The Shareholder confirms to each of you separately that it has been given a realistic opportunity to consider whether or not it should give this undertaking and that it has received independent advice about the nature of this undertaking.

4.4 The Shareholder confirms that it is not a customer or deemed customer of E&Y and that E&Y owes it no duties or responsibilities (whether as regards best execution, suitability or otherwise) in connection with the Offer as their customer or deemed customer.

4.5 This undertaking shall be governed by and construed in accordance with English law and the Shareholder submits the jurisdiction of the courts of England and Wales for all purposes in connection with this undertaking.

4.6 The Shareholder intends to be bound by this agreement.

This undertaking has been executed and delivered on the date first written on page 1 above.

SIGNED BY)
For and on behalf of)
ACTIVE CAPITAL TRUST PLC)
)

Partner

....
Bluehone Investors LLP

THE SCHEDULE

The Shares

Registered Holder	Beneficial Owner	No. of Ordinary Shares held in certificated form	No. of Ordinary Shares held in CREST
Chase Nominees	Active Capital Trust plc	nil	2,026,000

For Ordinary Shares held in CREST:

Details of CREST sponsor: JP Morgan

Member account ID:

Participant ID: BT01C